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                                Exhibit (10)O                2/21/96



                                   AGREEMENT
                                   ---------

          THIS AGREEMENT is made as of the _____ day of _____________, 1996 by and between DAYTON HUDSON CORPORATION (herein called the "Company") and STEPHEN
E. WATSON (herein called "Executive").

                                   RECITALS
                                   --------

          A.   Executive is employed by Company; and

          B. Executive has resigned from the Company effective March 1, 1996 and Company and Executive wish to sever Company's and Executive's ties as employer and employee respectively, on the terms and conditions hereafter set forth; and

          C. Executive acknowledges he has been advised and encouraged to review this Agreement with an attorney and is fully aware of the potential rights and remedies he may have as a result of his termination; and

          D. Executive and the Company wish to memorialize herein the resolution and settlement of all their respective rights, remedies and obligations whatsoever, flowing from Executive's employment and relationships with the Company and the severance and termination of that employment and said relationships.

     1.   Effective Termination Date.  From the date of this Agreement to and
          --------------------------
through March 1, 1996, Executive shall act and perform his current duties for the Company. Effective on March 2, 1996 (unless sooner terminated) the employer-employee relationship of Company and Executive shall be severed and terminated.
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     2.   Salary.  Executive shall be paid his regular salary for services
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rendered as an employee under paragraph 1 hereof, subject to all required and voluntary withholdings.  Executive will not be entitled to a bonus for Fiscal
1995.

     3.   Supplemental Payments.  Executive shall be entitled to supplemental
          ---------------------
payments as follows: (a) 42 weekly checks with the first check to be paid on March 15, 1996 and the last check to be paid on December 27, 1996. Each weekly check shall be $19,047.62, reduced for taxes withheld by the Company, and (b) 61 weekly checks with the first check to be paid on January 3, 1997 and the last check to be paid on February 27, 1998. Each weekly check will be $18,170.81, reduced for taxes withheld by Company.

     4.   Vacation Pay.  Company shall pay to Executive any unused accrued
          ------------
vacation due Executive on March 15, 1996.

     5.   Health Insurance.  Executive may continue to participate in Company's
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medical and dental program to the extent, if any, permitted by Company's Health
Service Providers. In order to continue such coverage, Executive must maintain continuous coverage under the Company Plans and pay 102% of the full cost of such Plans. Executive acknowledges that Company may modify its premium structure, the terms of its plans and the coverages of the plans, including the termination of all or part of a plan. All insurance coverage shall terminate at the earlier of July 31, 1997, or when Executive becomes a participant under another group medical plan, whether or not that plan has a pre-existing conditions clause, (provided however, if that plan has a pre-existing conditions clause and Executive or a dependent are excluded from coverage because of that clause Executive or such dependent can continue coverage until the end of the pre-existing condition provision or other termination provisions set forth in this sentence, whichever is earlier) or similar

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clauses or when the Consolidated Omnibus Budget Reconciliation Act of 1985, as
amended ("COBRA") permits terminations. Executive agrees to notify Company when Executive is eligible to participate in another group plan, when he begins to participate in another group plan and when a pre-existing condition expires.

     6.   Life Insurance.  Executive may take his universal life insurance
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policy with him after March 1, 1996.  In order to continue such policy, he will be required to make all payments with respect to the policy.

     7.   Pension Plan - Savings Plan.  Executive's rights under the Dayton
          ----------------------------
Hudson Corporation Employees' Retirement Plan and the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan will be determined under the terms of such plans as they are constituted on any relevant date.

     8.   Deferred Compensation Plan.  Executive will be paid his benefits for
          --------------------------
his deferred compensation under the Dayton Hudson Corporation Deferred Compensation Plan Senior Management Group under the terms of the plan as it is in effect on March 1, 1996. Executive acknowledges that the attached schedule shows the accrued amounts and scheduled commencement dates of payment that are to be made.

     9.   Excess Pension Plan.  Executive will be paid his benefits under the
          -------------------
Dayton Hudson Corporation Excess Pension Plan, if any, under the terms of such plans as they are constituted on any relevant date.

     10.  Option Plans.  Executive's rights under the Company Executive Long
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Term Incentive Plan ("LTIP") will be determined under such plan. Executive acknowledges that eligibility for the extension of option exercise under Section 6.1(b)(iii) of LTIP and extension of

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performance shares under Section 5.5 of the LTIP require the consent of the
Compensation Committee of the Board of Directors of the Company. Executive acknowledges that such consent is in the sole discretion of such Committee. Under the terms of that approval, Stock Options and Performance Shares shall continue to accrue under the LTIP and Stock Options may be exercised within five years after Executive's Date of Employment Termination or ten years and one day after the date of grant of the option, whichever first occurs; provided however, Stock Options and Performance Shares may be terminated earlier as provided in this Agreement. On February 3, 1997, Executive will be issued 4,315 shares of Dayton Hudson Corporation Common Stock (the Restricted Stock). The Company will recommend to the Compensation Committee that they extend the Options and Performance Shares and pay the Restricted Stock. The extensions and payment of Restricted Stock are effective only if Executive executes this Agreement and does not rescind it.

     a. Stock Options. If a Disqualifying Event (as that term is defined in this Agreement) occurs, no further accrual of Stock Options shall occur after the date of the Disqualifying Event. Any Stock Options for which installments have already accrued shall terminate 30 days after Company sends notice of the Disqualifying Event to Executive.

     b. Performance Shares. If a Disqualifying Event (as that term is defined in the Agreement) occurs, the right to receive Performance Shares shall immediately terminate.

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

     c. Restricted Stock. If a Disqualifying Event (as that term is defined in the Agreement) occurs, the right to receive Restricted Stock shall immediately terminate.

     d.   Disqualifying Event.  A Disqualifying Event shall occur when:

          (1) Executive recruits directly or indirectly any employee of Company or any subsidiary or operating company of Company for employment with any other operation, at any time between Executive's date of Employment Termination and March 1, 2001. Such recruiting shall not be a Disqualifying Event if Executive has a written agreement signed by the Chief Personnel Officer of Company allowing him to recruit persons named in the Agreement.

          (2) Executive in any way directly or indirectly in any manner by word or action or any combination thereof or by any means enters into or performs conduct detrimental to Company or any subsidiary of Company or its or their reputation.

     11.  Other Benefits.  The Company will pay up to $20,000 for outplacement
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services for Executive. The outplacement agency shall submit its bills to the
Company and Company shall pay the agency directly. In no case shall the Company pay more than $20,000 for outplacement services. Executive is entitled to the DSD retiree discount as it is in effect from time to time. Executive may purchase his Company car from the Company at book value as of March 1, 1996. Executive acknowledges he is not entitled to any benefits under the Companys Income

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Continuance Policy. Except as specifically herein set forth, Executive shall be entitled to no other employee benefits, fringe benefits or other remuneration or compensation.

     12.  Non-Recruiting.  Executive agrees, unless he has a written agreement
          --------------
signed by the Chief Personnel Officer of the Company allowing him to recruit persons named in that agreement, that he will not as an employee or for the period March 1, 1996 to March 1, 2001, recruit directly or indirectly any employee of the Company or any subsidiary of the Company for employment with any other operations. Violation of this agreement will result in the termination of paragraphs 2, 3 and any extensions and right to receive Restricted Stock, if any, granted under paragraph 10.

     13.  Serving as a Witness.  Executive agrees that he will cooperate, make
          --------------------
himself available, and testify on the Company's behalf, if the Company requests, without requiring a subpoena, in any and all lawsuits or administrative hearings arising out of acts, occurrences, or decisions while he was employed of which he has direct knowledge and to which the Company's attorneys believe Executive's testimony is necessary for the prosecution, defense or favorable resolution of the claims or matter. The Company agrees to reimburse Executive for any reasonable out-of-pocket expenses he incurs as a result of such activities.

     14.  Confidentiality.  Executive agrees that he will not disclose the
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terms or conditions of this Agreement or any of them, including without limitation, the payments hereunder, the detrimental conduct provisions hereunder or the benefits hereunder except as follows: (1) to his spouse, attorney, certified public accountant and financial and estate planning advisors/its outside attorney, auditors or others directly associated with its business or operations and needing to know thereof, provided any such thereof agrees to keep them confidential or (2) pursuant to a legally enforceable order, provided that he notifies the Company of the proceeding and allows the

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Company to oppose or contest the order on his behalf. Executive recognizes and acknowledges that the confidential information of various kinds, including but without limitation to lists of the Company's (as used herein includes the Company's subsidiaries) executives and employees, the ratings, performance appraisal scores and other employee data, as well as the Company's strategic plans and manpower planning plans and goals, the Company's new strategies, plans and proposals as they may exist from time to time, are valuable, special and unique assets of the Company's business. Executive will not, during or after the term of his employment as an employee or a recipient of payments described in paragraph 3, disclose or cause or permit to be disclosed any of such information or any other information the Company treats as confidential, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by Executive of the provisions of this paragraph or the violation of paragraph 12, the Company shall be entitled to an injunction restraining Executive from violating paragraph 12 of this Agreement, from disclosing, in whole or in part, any of the information listed above or any other information the Company treats as confidential, or from rendering any services to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed by act or default of Executive. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to it for such breach or threatened breach, including but without limitation to the recovery of damages, together with costs and attorneys' fees, from or on account of Executive.

     15.  Detrimental Conduct.  Executive agrees that he will not directly or
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indirectly in any manner by word or action or any combination thereof or by any other means enter into or perform conduct detrimental to the Company or any subsidiary of the Company, or its or their reputation.

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     16.  Termination of Payments.  In the event Executive violates any covenant
          -----------------------
in this Agreement, including without limitation paragraphs 12, 14 or 15 hereof, the Company shall be relieved of all liability and obligations to make any payments under this Agreement, and to terminate the provisions of paragraphs 2 and 3 and any extensions or payment of Restricted Stock, if any, granted under paragraph 10 shall terminate immediately. Notwithstanding any termination of payments under this paragraph, the requirements of paragraph 12, 13, 14 and 15 hereof and the Release set forth in paragraph 17 hereof shall remain in full force and effect.

     17.  Release.
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          A.   DEFINITIONS.  All words used in this Release are intended to have their plain meanings in ordinary English. Specific terms in this Release have the following meanings:

                    1)  Executive includes both Executive and anyone who has or
                        ---------
obtains any legal rights or claims through Executive.

                    2)  Company means Dayton Hudson Corporation and any company
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related to Company in the present or past, any company providing insurance to
Company in the present or past, any present or past employee benefit plan sponsored by Company, Company's present or past officers, directors, employees and agents and any person who acted on behalf of Company or on instructions from Company.

                    3)  Executive Claims means all of the rights Executive has
                        ----------------
now to any relief of any kind from Company, whether or not Executive knows about the rights or claims, including without limitation:

                         a.  All claims Executive has now arising out of his
employment with Company and his employment termination including, but not limited to, claims for breach of

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contract; claims for unpaid compensation or benefits; breach of the covenant of good faith and fair dealing; promissory or equitable estoppel; breach of fiduciary duty; violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act of 1963, Americans with Disabilities Act, The Minnesota Human Rights Act and other federal, state, and local civil rights or discrimination laws; violation of the Employee Retirement Income Security Act of 1974; violation of the National Labor Relations Act; harassment; retaliation or reprisal; constructive discharge; invasion of privacy; violation of public policy; Executive's conduct as a "whistleblower"; fraud or misrepresentation; defamation; intentional or negligent infliction of emotional distress; negligence; interference with contractual or business relationships; interference with prospective economic advantage; wrongful termination of employment; assault; battery; and any other claims for unlawful employment practices, including all claims or causes of action in tort or contract;/1/ and

                         b.  All claims for attorneys' fees and costs.

          B. AGREEMENT TO RELEASE EMPLOYEE CLAIMS. In exchange for Company having entered into this Agreement, Executive agrees to give up all Executive Claims against Company as described above. Executive will not bring any lawsuits or make any other demands against Company based on Executive Claims. The money Executive will receive is a full and fair payment for the release of Executive Claims. Company does not owe Executive anything in addition to what Executive will be receiving.

          C. ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though Company will pay Executive to release Executive Claims against it, Company does not admit


___________________

/(1)/ Any reference to government statutes include any amendments to such statutes.


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that it may be responsible or legally obligated to Executive. In fact, Company denies that it is responsible or legally obligated for Executive Claims or that it has engaged in any wrongdoing.

     18.  Miscellaneous.  The services under this Agreement are personal
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services and this Agreement may not be assigned by Executive. This Agreement shall be binding upon the Company and its successors and assigns and the Executive, his heirs, executors, successors and assigns. This Agreement embodies the entire Agreement and understandings between the Company and Executive and supersedes all prior agreements and understandings (oral or written) relating to the subject matter (including those with any subsidiary of the Company). The terms of this Agreement may only be modified by an agreement in writing signed by Executive and a senior corporate officer of the Company. In the event Executive violates the terms of this Agreement and Company sues or is sued and prevails, Executive shall pay Companys reasonable expenses and attorneys fees relating to the suit.

     19.  Minnesota Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Minnesota, without giving effect to the conflict of laws principles.

     20.  Revocation.  Executive understands that he may revoke, that is, cancel
          ----------
the Release set forth in Paragraph 17, if he does so within 15 calendar days after he signs this Agreement. To revoke he must do so in writing. The writing must be hand delivered or postmarked within 15 calendar days of the date that Executive signs this Agreement and must be addressed to the Corporate Secretary, Dayton Hudson Corporation, 777 Nicollet Mall, Minneapolis, Minnesota 55402. Executive understands that, if he mails his revocation, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

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                     Please read carefully before signing
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     .    Executive acknowledges that he has carefully read and understands the terms of this Agreement.

     .    Executive acknowledges that he has been advised and encouraged to consult with an attorney prior to signing this Agreement.

     .    Executive acknowledges that he has been given 21 days (or more) to consider whether to sign this Agreement. Executive acknowledges that if he signs this Agreement before the end of the 21 day period, it will be Executive's personal, voluntary decision to do so.

     .    In agreeing to sign this Agreement, Executive acknowledges that he has not relied on any statements or explanations made by Company or its attorneys.

     .    Executive understands that if he revokes this Release he will not receive any payments or benefits set forth in paragraphs 2, 3 or 10 (extension of options and performance shares and proration of Restricted Stock).

     IN WITNESS WHEREOF the parties have hereto executed this Agreement.

                                   DAYTON HUDSON CORPORATION

Date:____________________          By:    ______________________________

                                   Title: ______________________________


Date:____________________          _____________________________________
                                              STEPHEN E. WATSON

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